CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Modern Capital Tactical Opportunities Fund and to the use of our report dated June 23, 2023 on the financial statements and financial highlights of Modern Capital Tactical Opportunities Fund, a series of Modern Capital Funds Trust. Such financial statements and financial highlights appear in the 2023 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

July 28, 2023